                                                                     Exhibit 5.1

                        [LETTERHEAD OF KIRKLAND & ELLIS]

To Call Writer Directly:
   (212) 446-4800

                                  June 3, 2003

Town Sports International, Inc.
888 Seventh Avenue
New York, NY  10106

                  Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Town Sports International, Inc., a New York corporation (the "Issuer") and each of the guarantors listed on Exhibit A hereto (collectively, the "Guarantors" and together with the Issuer, the "Registrants"), in connection with the proposed registration by the Issuer of $255,000,000 in aggregate principal amount of the Issuer's 9 5/8% Senior Exchange Notes due 2011 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of April 16, 2003 by and among the Issuer, the Guarantors and The Bank of New York, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's 9 5/8% Senior Notes due 2011 (the "Old Notes"), of which $255,000,000 in aggregate principal amount is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws (or LLC equivalent) of the Issuer and each of the Guarantors (other than those Guarantors which are organized in Massachusetts), (ii) minutes and records of the corporate proceedings of the Issuer and the Guarantors (other than those Guarantors which are organized in Massachusetts) with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture and (iv) the Registration Statement.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all

June 3, 2003
Page 2


documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  (i) Town Sports International, Inc. is a corporation validly existing under the laws of the State of New York and each Guarantor (other than those Guarantors which are organized in Massachusetts) is a corporation or limited liability company validly existing under the laws of its jurisdiction of incorporation set forth opposite its name on Exhibit A attached hereto.

                  (ii) Each of the Registrants (other than those Registrants which are organized in Massachusetts) has the requisite corporate or limited liability (as applicable) power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                  (iii) The execution and delivery of the Indenture by each of the Registrants (other than those Registrants which are organized in Massachusetts) and the performance of its obligations thereunder, has been duly authorized by each such Registrant, and does not conflict with the articles of incorporation, bylaws (or LLC equivalent) or any applicable provision of New York or Delaware law or require any consent of any New York or Delaware governmental authority.

                  (iv) When (a) the Registration Statement becomes effective,
(b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Issuer and the Guarantors, respectively.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.
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June 3, 2003
Page 3

                  Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder or the federal law of the United States.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                 Yours very truly,

                                                 /s/ Kirkland & Ellis
                                                 --------------------------
                                                     KIRKLAND & ELLIS

                                    Exhibit A

              Name                                    Jurisdiction of Organization
              ----                                    ----------------------------
TSI Alexandria, LLC                                            Delaware
TSI Allston, Inc.                                              Delaware
TSI Andover, Inc.                                              Massachusetts
TSI Ardmore, LLC                                               Delaware
TSI Arthro-Fitness Services, Inc.                              New York
TSI Battery Park, Inc.                                         New York
TSI Bethesda, LLC                                              Delaware
TSI Broadway, Inc.                                             New York
TSI 217 Broadway, Inc.                                         New York
TSI Brooklyn Belt, Inc.                                        New York
TSI Brunswick, Inc.                                            Delaware
TSI Bryn Mawr, LLC                                             Delaware
TSI Bulfinch, Inc.                                             Delaware
TSI Cash Management, Inc.                                      New York
TSI Central Square, Inc.                                       Delaware
TSI Centreville, LLC                                           Delaware
TSI Cherry Hill, LLC                                           Delaware
TSI Chevy Chase, Inc.                                          Delaware
TSI Clarendon, LLC                                             Delaware
TSI Cobble Hill, Inc.                                          New York
TSI Colonia, LLC                                               Delaware
TSI Commack, Inc.                                              New York
TSI Connecticut Avenue, Inc.                                   Delaware
TSI Copley, Inc.                                               Delaware
TSI Court Street, Inc.                                         New York
TSI Croton, Inc.                                               New York
TSI Danbury, Inc.                                              Delaware
TSI Danvers, Inc.                                              Massachusetts
TSI Downtown Crossing, Inc.                                    Delaware
TSI Dupont Circle, Inc.                                        Delaware
TSI Dupont II, Inc.                                            Delaware
TSI East Cambridge, Inc.                                       Delaware
TSI East Meadow, Inc.                                          New York
TSI East 23, Inc.                                              New York
TSI East 31, Inc.                                              New York

              Name                                    Jurisdiction of Organization
              ----                                    ----------------------------
TSI East 34, Inc.                                              New York
TSI East 36, Inc.                                              New York
TSI East 41, Inc.                                              New York
TSI East 51, Inc.                                              New York
TSI East 59, Inc.                                              New York
TSI East 76, Inc.                                              New York
TSI East 86, LLC                                               New York
TSI East 91, Inc.                                              New York
TSI F Street, Inc.                                             Delaware
TSI Fairfax, LLC                                               Delaware
TSI Fenway, Inc.                                               Delaware
TSI Fifth Avenue, Inc.                                         New York
TSI First Avenue, Inc.                                         New York
TSI Forest Hills, Inc.                                         New York
TSI Fort Lee, LLC                                              Delaware
TSI Framingham, Inc.                                           Massachusetts
TSI Franklin (MA), Inc.                                        Massachusetts
TSI Franklin Park, LLC                                         Delaware
TSI Freehold, LLC                                              Delaware
TSI Gallery Place, Inc.                                        Delaware
TSI Garden City, Inc.                                          New York
TSI Germantown, LLC                                            Delaware
TSI Glover, Inc.                                               Delaware
TSI Grand Central, Inc.                                        New York
TSI Great Neck, Inc.                                           New York
TSI Greenwich, Inc.                                            Delaware
TSI Herald, Inc.                                               New York
TSI Highpoint, LLC                                             Delaware
TSI Hoboken, LLC                                               Delaware
TSI Holdings (CIP), Inc.                                       Delaware
TSI Holdings (DC), Inc.                                        Delaware
TSI Holdings (IP), LLC                                         Delaware
TSI Holdings (MA), Inc.                                        Massachusetts
TSI Holdings (MD), Inc.                                        Delaware
TSI Holdings (NJ), Inc.                                        Delaware
TSI Holdings (PA), Inc.                                        Delaware
TSI Holdings (VA), Inc.                                        Delaware

              Name                                    Jurisdiction of Organization
              ----                                    ----------------------------
TSI Huntington, Inc.                                           New York
TSI Insurance, Inc.                                            New York
TSI International, Inc.                                        Delaware
TSI Irving Place, Inc.                                         New York
TSI Jersey City, LLC                                           Delaware
TSI Larchmont, Inc.                                            New York
TSI Lexington (MA), Inc.                                       Massachusetts
TSI Lincoln, Inc.                                              New York
TSI Long Beach, Inc.                                           New York
TSI Lynnfield, Inc.                                            Massachusetts
TSI M Street, Inc.                                             Delaware
TSI Madison, Inc.                                              New York
TSI Mahwah, LLC                                                Delaware
TSI Mamaroneck, Inc.                                           New York
TSI Market Street, LLC                                         Delaware
TSI Marlboro, LLC                                              Delaware
TSI Matawan, LLC                                               Delaware
TSI Merrifield, Inc.                                           Delaware
TSI Montclair, LLC                                             Delaware
TSI Murray Hill, Inc.                                          New York
TSI Nanuet, Inc.                                               New York
TSI Nashua, LLC                                                Delaware
TSI Natick, Inc.                                               Delaware
TSI Newark, LLC                                                Delaware
TSI Newbury Street, Inc.                                       Delaware
TSI North Bethesda, LLC                                        Delaware
TSI Norwalk, Inc.                                              Delaware
TSI Oceanside, Inc.                                            New York
TSI Old Bridge, LLC                                            Delaware
TSI Parsippany, LLC                                            Delaware
TSI Plainsboro, LLC                                            Delaware
TSI Princeton, LLC                                             Delaware
TSI Ramsey, LLC                                                Delaware
TSI Reade Street, Inc.                                         New York
TSI Ridgewood, LLC                                             Delaware
TSI Rittenhouse, LLC                                           Delaware
TSI Rodin Place, LLC                                           Delaware

              Name                                    Jurisdiction of Organization
              ----                                    ----------------------------
TSI Rye, Inc.                                                  New York
TSI Scarsdale, Inc.                                            New York
TSI Seaport, Inc.                                              New York
TSI Sheridan, Inc.                                             New York
TSI Silver Spring, LLC                                         Delaware
TSI Society Hill, LLC                                          Delaware
TSI Soho, Inc.                                                 New York
TSI Somerset, LLC                                              Delaware
TSI South Park Slope, Inc.                                     New York
TSI Springfield, LLC                                           Delaware
TSI Stamford Downtown, Inc.                                    Delaware
TSI Stamford Post, Inc.                                        Delaware
TSI Stamford Rinks, Inc.                                       Delaware
TSI Staten Island, Inc.                                        New York
TSI Sterling, LLC                                              Delaware
TSI Supplements, Inc.                                          Delaware
TSI Syosset, Inc.                                              New York
TSI Wall Street, Inc.                                          New York
TSI Waltham, LLC                                               Delaware
TSI Washington, Inc.                                           Delaware
TSI Water Street, Inc.                                         New York
TSI Wellesley, Inc.                                            Massachusetts
TSI West Caldwell, LLC                                         Delaware
TSI West Newton, Inc.                                          Delaware
TSI West Nyack, Inc.                                           New York
TSI West Springfield, LLC                                      Delaware
TSI West 14, Inc.                                              New York
TSI West 16, Inc.                                              New York
TSI West 23, Inc.                                              New York
TSI West 38, Inc.                                              New York
TSI West 41, Inc.                                              New York
TSI West 44, Inc.                                              New York
TSI West 48, Inc.                                              New York
TSI West 52, Inc.                                              New York
TSI West 73, Inc.                                              New York
TSI West 76, Inc.                                              New York
TSI West 80, Inc.                                              New York

              Name                                    Jurisdiction of Organization
              ----                                    ----------------------------
TSI West 94, Inc.                                              New York
TSI West 125, Inc.                                             New York
TSI Westport, Inc.                                             Delaware
TSI Westwood, LLC                                              Delaware
TSI Weymouth, Inc.                                             Delaware
TSI White Plains, Inc.                                         New York
TSI Whitestone, Inc.                                           New York
TSI Woodmere, Inc.                                             New York